CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-07229; 333-15375; 333-18273; 333-43137; 333-13811; 333-51367; 33-54784; 33-49881;
33-57533; 33-63097 and 333-45498); the Registration Statements on Form S-8 (Nos. 33-45279; 33-60695; 333-02875; 333-07105; 333-20913; 333-24331; 333-58657;
333-65209 and 2-80406); and the Post-Effective Amendment Nos. 3 and 4 on Form S-8 to Registration Statement on Form S-4 (No. 333-60553)) of BankAmerica Corporation of our report dated November 13, 1998 appearing on page 44 of this Form 8-K.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
    PriceWaterhouseCoopers LLP

Charlotte, North Carolina
November 13, 1998